Exhibit (a)(1)(e)

 This announcement is neither an offer to purchase nor a solicitation of an offer to sell ordinary shares, of US$0.01 each (“MariaDB Shares”), of MariaDB plc, a public limited company incorporated under the laws of Ireland (“MariaDB”), and the provisions herein are subject in their entirety to the provisions of the Offer (as defined below). The Offer is not being made, directly or indirectly, in or into or by the use of mails, or by any means or instrumentality (including, without limitation, email, facsimile transmission, telex and telephone) of interstate or foreign commerce, or of any facility of a national securities exchange, of any jurisdiction if to do so would constitute a violation of the relevant laws in such jurisdiction and, subject to certain exceptions, the Offer cannot be accepted by any such use, means, instrumentality or facility or from within any jurisdiction  if to do so would constitute a violation of the relevant laws in such jurisdiction. Accordingly, copies of the Offer, dated May 24, 2024 (the “Offer Document”) by Meridian BidCo LLC (“Bidco”) an affiliate of K1 Investment Management, LLC (“K1”), as general partner of K5 Capital Advisors, L.P., as general partner of K5 Private Investors, L.P. (“K5”) (together, the “K1 Group”), the Acceptance Documents and any other accompanying documents are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent, into or from any jurisdiction if to do so would constitute a violation of the relevant laws in such jurisdiction and persons receiving the Offer Document, the Acceptance Documents and any other accompanying documents (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from such jurisdictions, as doing so may invalidate any purported acceptance of the Offer. Any person (including, without limitation, any custodian, nominee or trustee) who intends to, or who may be under a contractual or legal obligation to, forward the Offer Document, the Acceptance Documents and/or any other related documentation to any jurisdiction outside Ireland and the United States should inform themselves of, and observe, any applicable legal or regulatory requirement of such jurisdictions. Further details in this regard are contained in the Offer Document.  Notice of Recommended Cash Offer For All Ordinary Shares  of  MariaDB plc  by  Meridian BidCo LLC  (an affiliate of K1 Investment Management, LLC, as general partner of K5 Capital Advisors, L.P., as general partner of K5 Private Investors, L.P.)  Bidco is offering to purchase all of the issued and to be issued MariaDB Shares, subject to the terms and conditions set forth in the Offer Document, the accompanying Letter of Transmittal and the other relevant offer documents (the offer reflected by such terms and conditions, together with any amendments or supplements thereto, constitutes the “Offer”). The holders of MariaDB Shares are referred to as “MariaDB Shareholders.” Certain terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Offer Document.  THE OFFER AND RELATED WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. (NEW YORK CITY TIME) ON JULY 10, 2024, UNLESS THE OFFER PERIOD IS EXTENDED.  The purpose of the Offer is for Bidco and the K1 Group to acquire control of, and the entire equity interest in MariaDB. If the Offer becomes or is declared unconditional in all respects and sufficient acceptances have been received at the Expiration Time, Bidco intends to apply the provisions of Sections 456 to 460 of the Companies Act 2014 to acquire compulsorily any outstanding MariaDB Shares not acquired or agreed to be acquired pursuant to the Offer or otherwise. The default election for all MariaDB Shareholders during this compulsory acquisition process will be for the Cash Offer. Furthermore, if Bidco has exercised its Rollover Withdrawal Right, the Unlisted Unit Alternative will not be available to any MariaDB Shareholders during this compulsory acquisition process and each remaining MariaDB Shareholder will be deemed to have elected for the Cash Offer. If Bidco does not achieve sufficient acceptances, the compulsory acquisition procedure will not be available. The Offer is subject to certain Conditions set forth in Part 1 of Appendix 1 to the Offer Document, including valid acceptances being received by Bidco (and not being withdrawn) by not later than the Acceptance Unconditional Time in respect of MariaDB Shares Affected representing not less than 80% (or such lower percentage as Bidco may decide) in nominal value of the Maximum MariaDB Shares Affected, which carry, or if allotted and issued, or re-issued from treasury would carry, not less than 80% (or such lower percentage as Bidco may decide) of the voting rights attaching to the Maximum MariaDB Shares Affected. Further detail with respect to the Conditions, including the Acceptance Condition, are described in the Offer Document under the heading “Appendix 1— Conditions,  Further Terms, and Procedures for Acceptance of the Offer.”  The Offer expires at 5:00 p.m. (New York City time) on July 10, 2024, unless otherwise extended by Bidco with the consent of the Irish Takeover Panel (to the extent required) or in accordance with the Irish Takeover Rules. The Offer Period will consist of the Pre-Acceptance Unconditional Offer Period and the Post- Acceptance Unconditional Offer Period and run from May 24, 2024, the beginning of the Pre-Acceptance Unconditional Period, through to 5:00 p.m. (New York City time) on July 10, 2024 (unless extended), the end of the Post-Acceptance Unconditional Period.  The Offer may be declared “unconditional as to acceptances” if, at the Acceptance Unconditional Time, Bidco determines the Acceptance Condition has become, or Bidco declares it to be, fulfilled or, to the extent permitted, waived, whether or not any other Condition to the Offer remains to be satisfied. If Bidco declares the Offer to be unconditional as to acceptances, it will deem all remaining Conditions to be satisfied or waived at the Expiration Time. For the avoidance of doubt, Bidco is not required to declare the Offer unconditional as to acceptances until it is satisfied that all other Conditions will be satisfied or waived at the Expiration Time. Therefore, the Offer will be declared “wholly unconditional in all respects” at the Expiration Time whether or not the Acceptance Condition remains satisfied at that time.  If, as of the Acceptance Unconditional Time, Bidco cannot determine that the Acceptance Condition has been satisfied, fulfilled or, to the extent permitted,  waived, Bidco may extend the Acceptance Unconditional Time to provide additional time for the Acceptance Condition to be satisfied, fulfilled or, to the extent permitted, waived, provided that the Pre-Acceptance Unconditional Period may not be extended past the Acceptance Condition Outside Time without the consent of the Irish Takeover Panel. The Offer will lapse unless Bidco determines by 5:00 p.m. (New York City time) on June 26, 2024 (as such Acceptance Unconditional Time may be extended as described in the Offer Document) that (i) the Acceptance Condition has been satisfied, fulfilled or, to the extent permitted, waived, and  (ii) all other Conditions will be satisfied, fulfilled or, to the extent permitted, waived by the Expiration Time.  For the purposes of determination of the Acceptance Condition, Bidco may only take into account acceptances received up to 1:00 p.m. (New York City time) on June 26, 2024, as such time and date may be extended as Bidco may determine with the consent of the Irish Takeover Panel (to the extent required) or in accordance with the Irish Takeover Rules (the “Acceptance Cut-off Time”), for the purposes of testing if the Acceptance Condition has been satisfied. Notwithstanding the Acceptance Cut-off Time, the Offer will remain open for acceptance until the Expiration Time.  Provided the Offer is declared “unconditional as to acceptances” by the Acceptance Unconditional Time, the Post-Acceptance Unconditional Period will begin immediately thereafter and will remain open for a period of at least fourteen calendar days. Bidco may extend the Expiration Time, provided that the Expiration Time may not be extended past 5:00 p.m. (New York City time) on the twenty first calendar day following the Acceptance Unconditional Time without the consent of the Irish Takeover Panel. If the Pre-Acceptance Unconditional Period is extended, the Expiration Time of the Offer will also be extended for the same number of days such that the Expiration Time occurs at least fourteen calendar days following the Acceptance Unconditional Time.  To the extent legally permitted, and subject in certain circumstances to the consent of the Irish Takeover Panel and applicable law and regulations (but without  prejudice to its rights to otherwise extend or revise the Offer in any way, whether by revision of its terms and conditions, of the value or nature of the consideration offered or otherwise), Bidco has expressly reserved the right, at any time and from time to time, to (1) extend the Offer Period past July 10, 2024, with the consent of the Irish Takeover Panel (to the extent required) or in accordance with the Irish Takeover Rules, (2) amend the Offer, if Bidco elects to implement the acquisition of MariaDB, with the agreement of MariaDB and the consent of the Irish Takeover Panel, by way of a court-approved “scheme of arrangement” in accordance with the Companies Act 2014 or (3) waive, in whole or in part, any conditions to the Offer during the Pre-Unconditional Period. Bidco will give notice of any such extension, amendment, waiver or any other revision of the Offer, including by making a public announcement thereof, in accordance with the requirements of the Irish Takeover Rules and US tender offer rules.  The minimum period during which the Offer must remain open following material changes in the terms of the Offer will depend upon the facts and  circumstances then existing, including the materiality of the changes.  For the purposes of the Offer, Bidco will acquire MariaDB Shares, in respect of which it has received valid acceptances which have not been validly withdrawn at the expiration of the Offer. Acceptance of the Offer will be made only after timely receipt by the Transfer Agent of (a) the Letter of Transmittal (or, in the case of a book-entry transfer, an Agent’s Message) in accordance with the instructions set forth therein, with any required signature guarantees and all other required documents by the Transfer Agent or (b) confirmation of tender through DTC’s ATOP pursuant to the procedures set forth in paragraph 13 of the Letter from the President of Bidco in the Offer Document, as applicable. Bidco is not providing for guaranteed delivery procedures. Therefore, MariaDB Shareholders must allow sufficient time for the necessary tender procedures to be completed. In addition, Eligible MariaDB Shareholders that wish to receive the Unlisted Unit Alternative will be required to (i) provide a completed Response Letter and (ii) following receipt of the Offering Memorandum (if applicable), a signature page to the Topco LLCA by the Expiration Time, as further described in Part 3 of Appendix 1 of the Offer Document. Failure to complete these additional requirements will result in the relevant Eligible MariaDB Shareholders that tender their MariaDB Shares being unable to receive the Unlisted Unit Alternative.  Subject to the Offer being declared wholly unconditional in all respects by the Expiration Time, settlement of the consideration to which accepting MariaDB  Shareholders are entitled under the Offer will be effected promptly and no later than three Business Days after the Expiration Time.  If Bidco cannot determine that the Acceptance Condition has been satisfied, fulfilled or, to the extent permitted, waived, by the Acceptance Unconditional Time (as may have been extended), the Offer will lapse.  Acceptances of the Offer may be withdrawn at any time until the Expiration Time. For a withdrawal to be effective, the relevant accepting MariaDB Shareholder(s) must provide a written notice. A written notice (including any letter of appointment, direction or authority) means notice in writing signed by the relevant accepting MariaDB Shareholder(s) (or his/their agent(s) duly appointed in writing and evidence of whose appointment satisfactory to Bidco is produced with the notice) given by post only (during normal business hours) to the Exchange Agent at 150 Royall Street, Canton, MA 02021. Facsimile or other electronic transmission or copies will not be sufficient. To be effective, a written notice must be received on a timely basis by the Exchange Agent and must specify the name of the person who has tendered the MariaDB Shares, the number of MariaDB Shares to be withdrawn and the name of the registered holder of those MariaDB Shares, if different from the name of the person whose acceptance is to be withdrawn. A notice which is postmarked in, or otherwise appears to Bidco or its agents to have been sent from, a Restricted Jurisdiction may not be treated as valid.  The information required to be disclosed by Rule 14d-6(d)(1) under the US Exchange Act is contained in the Offer Document and is incorporated herein by reference.  The Offer Document and the related Letter of Transmittal contain important information. MariaDB Shareholders should carefully read these documents in their entirety before any decision is made with respect to the Offer.  The officers of Bidco, whose names are set out in the section of the Offer Document entitled “Appendix 8 Additional Information Regarding the K1 Filing Parties,” accept responsibility for the information contained in this notice. To the best of the knowledge and belief of the officers of Bidco (who have taken all reasonable care to ensure that such is the case), the information contained in this notice for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of that information. The officers of Meridian TopCo LLC (“Topco”), whose names are set out in the section of the Offer Document entitled “Appendix 8 Additional Information Regarding the K1 Filing Parties,” accept responsibility for the information contained in this notice. To the best of the knowledge and belief of the officers of Topco (who have taken all reasonable care to ensure that such is the case), the information contained in this notice for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of that information. The K1 Responsible Persons (being the investment committee of K1) accept responsibility for the information contained in this notice. To the best of the knowledge and belief of the K1 Responsible Persons (who have taken all reasonable care to ensure that such is the case), the information contained in this notice for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of that information.  All questions and requests for assistance regarding the Offer should be directed to Georgeson LLC, the information agent for the Offer (the “Information  Agent”), at the address or telephone numbers listed below. Additional copies of the Offer Document, the Letter of Transmittal and all other relevant offer documents may be obtained from the Information Agent and will be furnished promptly at Bidco’s expense. You may also contact your broker, investment dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.  The receipt by a MariaDB Shareholder of cash for MariaDB Shares pursuant to the Offer will be a taxable transaction for United States federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign tax laws. Generally, for US federal income tax purposes, a US Shareholder who elects, pursuant to the Offer, to dispose of some portion or all of its MariaDB Shares, will generally recognize gain or loss in an amount equal to the difference, if any, between the amount realized from the disposition of such MariaDB Shares and such US Shareholder’s adjusted tax basis (for US tax purposes) in such MariaDB Shares. Subject to the discussion set forth in paragraph 1.2 of Appendix 6 of the Offer Document entitled “Taxation of US Holders,” such gain or loss generally will be capital gain or loss. Capital gains of certain non-corporate US Shareholders derived with respect to MariaDB Shares held for more than one year at the time of the disposition generally will be subject to reduced rates of US federal income taxation. The deductibility of capital losses may be subject to certain limitations. For a more detailed description of certain United States federal income tax consequences of the Offer, see paragraph 1.2 of Appendix 6 of the Offer Document entitled “Taxation of US Holders.” Each MariaDB Shareholder should consult its own tax advisor with respect to the particular tax consequences of the Offer to them, including the application and effect of the alternative minimum tax and state, local and non-US tax laws.  The MariaDB Board has, as required under the Irish Takeover Rules, due to conflicts of interest, recused itself from taking part in the formulation and  communication of advice on the Offer to MariaDB Shareholders. Instead, IBI Corporate Finance, which has been appointed as independent financial advisor to MariaDB under Rule 3 of the Irish Takeover Rules, has, in that capacity, taken responsibility for considering the Offer and formulating an appropriate recommendation to be made to MariaDB Shareholders.  As described in the Firm Announcement and as is expected to be described in the First Response Circular/Schedule 14D-9, IBI Corporate Finance has concluded, in the context of the background to and reasons for recommending the Cash Offer set out therein that the terms of the Cash Offer are fair and reasonable and it would recommend that MariaDB Shareholders should accept the Cash Offer. IBI Corporate Finance has stated that it is unable to advise as to whether or not the financial terms of the Unlisted Unit Alternative are fair and reasonable. This is because IBI Corporate Finance has not had any involvement in the development and validation of any financial projections for Topco. As a result, IBI Corporate Finance is unable to assess any plans Topco may have for the development of MariaDB or the Topco Group to the degree necessary to form an assessment of the value of the Unlisted Unit Alternative.  Lazard Frères & Co. LLC, together with its affiliate Lazard & Co., Limited (which is authorized and regulated in the United Kingdom by the Financial  Conduct Authority), is acting exclusively as financial adviser to K1 and Bidco and no one else in connection with the Offer and will not be responsible to anyone other than K1 and Bidco for providing the protections afforded to clients of Lazard nor for providing advice in relation to the Offer or any other matters referred to in the Offer Document or any other document or announcement issued or to be issued in connection with the Offer.  Meridian BidCo LLC is a limited liability company formed in the State of Delaware, having its registered office at 875 Manhattan Beach Blvd., Manhattan Beach, CA 90266, USA. Its managing member is Meridian TopCo LLC.  The US Information Agent for the Offer is:  1290 Avenue of the Americas, 9th Floor New York, NY 10104  United States: (866) 920-4932  International: +1 (781) 896-6949  May 24, 2024